Exhibit 99.2

ExamWorks Announces Change of Location for Annual Meeting of Stockholders

ATLANTA, GA. July 21, 2011 - ExamWorks Group, Inc. (NYSE: EXAM) announced today that it has changed the location of its 2011 Annual Meeting of Stockholders to be held on Wednesday, August 3, 2011, at 4:00 p.m. Eastern Time.  The new location for the meeting is Terminus 100, 3280 Peachtree Road, 11th Floor, Atlanta, Georgia 30305, the same building in which its headquarters are located. The original date and time of the meeting have not changed.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations (IMEs), peer and bill reviews and related services. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing carriers a national presence while maintaining the local service and capabilities they need and expect.

CONTACT:
J. Miguel Fernandez de Castro
404-952-2400
Senior Vice President and Chief Financial Officer
investorrelations@examworks.com

SOURCE: ExamWorks Group, Inc.